CONFIRMING STATEMENT

REGARDING AUTHORITY TO EXECUTE SECTION 16 REPORTS

This Statement confirms that the undersigned, Stephen K. Isaacson (the

"Insider"), has authorized and designated Elizabeth B. Woodard (the

"Authorized Signer") to execute and file on the Insider's behalf any and all Forms ID, 3, 4 and 5 (including any amendments thereto) that the Insider may be required to file with the United States Securities and Exchange Commission as a result of the Insider's ownership of,

or transactions in, securities of Riviana Foods Inc. (the "Company").

The authority of the Authorized Signer under this Confirming Statement shall continue until the Insider is no longer required to file Forms

ID, 3, 4 and 5 with regard to the Insider's ownership of, or transactions in, securities of the Company, unless earlier revoked in writing.  The Insider acknowledges that the Authorized Signer is not assuming any of the Insider's responsibilities to comply with

Section 16 of the Securities Exchange Act of 1934.

      Insider:  Stephen K. Isaacson

Date:  June 21, 2004    /s/ Stephen K. Isaacson

      (Signature)

     /s/ Amy J. Martin

     Notary Public

     Date my Commission expires: 09-23-06